SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  May 18, 1995


             SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   Connecticut                1-9157                   06-1157778
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)









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Item 5. Other events.

    In response to a comprehensive set of proceedings initiated by the Connecticut Department of Public Utility Control ("DPUC") to implement legislation permitting competition in all telecommunications markets, The Southern New England Telephone Company ("Telephone Company"), wholly-owned subsidiary of the registrant, yesterday gave notice of intent to file with the DPUC an application for approval of a plan for alternative regulation. The filing will also include financial data to enable the DPUC to conduct a financial review of the Telephone Company. The Telephone Company stated that it is not seeking to increase the price of local service.

    The first part of this review will begin in mid-June with the filing of financial information along with a description of the fundamental elements of
the alternative regulation plan.   The second part of this proceeding, which
will begin in the fall, will include the filing of details of the proposed plan for alternative regulation, including pricing provisions, cost of service studies, and reporting proposals.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued May 18, 1995.




























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  May 19, 1995                 By:     /s/Madelyn M. DeMatteo
                                                Madelyn M. DeMatteo
                                                     Secretary



































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           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued May 18, 1995.